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                                                                    EXHIBIT 99.2


                     CERTIFICATE OF CHIEF FINANCIAL OFFICER


I, Gregory A. Gould, state and certify that, based on my knowledge:



1. The Annual Report on Form 10-K/A Amendment No. 2 for the year ended June 30, 2002 of Colorado MEDtech, Inc. (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.



2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Colorado MEDtech, Inc.



Date: June 10, 2003



/s/ Gregory A. Gould
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Name: Gregory A. Gould
Title: Chief Financial Officer